Exhibit 99.1

KERR-MCGEE CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

On November 17, 2005, Kerr-McGee Corporation and its wholly owned subsidiaries (collectively referred to herein as the "company") completed the previously announced sale of its North Sea oil and gas business for aggregate cash consideration of approximately $3.5 billion in several transactions, as described below. The transactions, which collectively are referred to herein as the "Divestitures," include:

•
The sale of the company’s interests in four nonoperated fields and related exploratory acreage and facilities in the North Sea to Centrica Resources Limited, Talisman North Sea Limited and Amerada Hess for an aggregate cash sale price of $566 million (referred to herein as the “Asset Sales”). These transactions closed on September 30, 2005 and the company received cash proceeds of $547 million (net of working capital and other adjustments and cash on hand acquired by one of the purchasers) and expects to receive an additional $7 million held in escrow.

•
The sale of all remaining North Sea operations through the sale of the stock of Kerr-McGee (G.B.) Ltd., the company’s wholly-owned subsidiary, and other affiliated entities, to Maersk Energy U.K. Ltd., a subsidiary of A.P. Moller-Maersk A/S, for a cash purchase price of $2.95 billion (referred to herein as the “Stock Sale”). Including working capital and other adjustments, the company received cash proceeds of $3.3 billion at closing on November 17, 2005, of which approximately $330 million represents proceeds from the Asset Sales that were not repatriated to the U.S. upon completion of those transactions.

The North Sea oil and gas business included proved reserves of approximately 242 million barrels of oil equivalent at December 31, 2004 and produced a daily average of 76 thousand barrels of oil equivalent during the first nine months of 2005, representing approximately 21% of the company’s production. As required by the provisions of its $5.5 billion Credit Agreement dated as of May 18, 2005 (Credit Agreement), the company repaid debt under the Credit Agreement in the amount of the estimated net cash proceeds from the Divestitures (net of estimated taxes and transaction costs, determined following the Credit Agreement provisions). Concurrent with the mandatory debt prepayment of $2.6 billion with the estimated net cash proceeds from the Stock Sale, the company also made an optional prepayment of $5 million.

The unaudited pro forma condensed consolidated financial statements presented below are based on audited historical financial statements for the years ended December 31, 2004, 2003 and 2002 included in the company's Annual Report on Form 10-K for the year ended December 31, 2004 and on unaudited condensed consolidated financial statements included in the company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005. The unaudited condensed consolidated financial statements included in such Quarterly Report present results of the company’s North Sea oil and gas business as a discontinued operation and its assets and liabilities as held for sale. The unaudited pro forma condensed consolidated financial statements include the following:

•
unaudited condensed consolidated balance sheet as of September 30, 2005, giving effect to the Stock Sale and the use of the net proceeds therefrom to repay debt as required by the provisions of the Credit Agreement, as if they occurred on September 30, 2005.

•	unaudited condensed consolidated statements of operations for the years ended December 31, 2004, 2003 and 2002, giving effect to the Divestitures, as if they occurred on January 1, 2002.

The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the Divestitures. The pro forma adjustments are presented to illustrate the direct effects on the company of the Stock Sale based on historical financial position and of the Divestitures based on historical results of operations. These adjustments are based upon available information and assumptions that the company believes are reasonable as of the date of this filing. However, actual results may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. The pro forma condensed consolidated statements of operations do not take into consideration a pro forma after-tax gain on the Stock Sale of approximately $1.8 billion, a $310 million gain (including tax effects) on the Asset Sales reflected in our historical financial statements as of and for the nine months ended September 30, 2005 and an after-tax loss on early repayment of debt of $15 million that would be recognized upon assumed paydown of debt as required by the Credit Agreement provisions. The pro forma financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the company and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005.

The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results which would actually have been achieved had the Divestitures been completed on the dates assumed or of future results of operations or financial position.

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2005
(Unaudited)
		Pro Forma Adjustments
	As	Business		Repayment
(Millions of dollars)	Reported	Disposition (a)		of Debt (e)	Pro Forma

ASSETS
Current Assets
Cash and cash equivalents	$662	$2,545	(b)	$(2,569)	$638
Other current assets	2,307	-		-	2,307
Assets associated with properties held for sale	295	(295)		-	-
Total Current Assets	3,264	2,250		(2,569)	2,945

Property, Plant and Equipment, net	9,132	-		-	9,132

Investments, Derivatives and Other Assets	538	-		(23)	515
Goodwill and Other Intangible Assets	1,277	-		-	1,277
Assets Associated with Properties Held for Sale	1,846	(1,535)		-	311

Total Assets	$16,057	$715		$(2,592)	$14,180

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Long-term debt due within one year	$433	$-		$(12)	$421
Other accrued liabilities	3,741	-		-	3,741
Liabilities associated with properties held for sale	491	(490)		-	1
Total Current Liabilities	4,665	(490)		(12)	4,163

Long-Term Debt	5,912	-		(2,557)	3,355

Noncurrent Liabilities
Deferred income taxes	1,552	(57)	(b)	(8)	1,488
		1	(c)
Other noncurrent liabilities	1,896	-		-	1,896
Liabilities associated with properties held for sale	689	(680)		-	9
Total Noncurrent Liabilities	4,137	(736)		(8)	3,393

Stockholders' Equity
Common stock, par value - $1.00 per share	119	-		-	119
Capital in excess of par value	3,635	(5)	(c)	-	3,630
Preferred stock purchase rights	1	-		-	1
Retained earnings (accumulated deficit)	(416)	1,773	(d)	(15)	1,342
Accumulated other comprehensive loss	(1,677)	171		-	(1,506)
Common shares in treasury, at cost	(262)	-		-	(262)
Deferred compensation	(57)	2	(c)	-	(55)
Total Stockholders' Equity	1,343	1,941		(15)	3,269

Total Liabilities and Stockholders’ Equity	$16,057	$715		$(2,592)	$14,180

The accompanying notes are an integral part of these financial statements

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004
(Unaudited)

		Business
(Millions of dollars, except per share amounts)	As Reported	Disposition (a)		Pro Forma

Revenues	$5,157	$(759)		$4,398

Costs and Expenses
Costs and operating expenses	1,953	(159)		1,794
Selling, general and administrative expenses	337	(12)		325
Shipping and handling expenses	166	(38)		128
Depreciation and depletion	1,060	(218)		842
Accretion expense	30	(11)		19
Asset impairments	36	(8)		28
Loss associated with assets held for sale	29	-		29
Exploration, including dry holes and amortization
of undeveloped leases	356	(32)		324
Taxes, other than income taxes	148	(4)		144
Provision for environmental remediation and restoration,
net of reimbursements	86	-		86
Interest and debt expense	245	(1)		244
Total Costs and Expenses	4,446	(483)		3,963

	711	(276)		435
Other Income (Expense)	(40)	6		(34)

Income from Continuing Operations before Income Taxes	671	(270)		401
Provision for Income Taxes	(256)	119		(137)

Income from Continuing Operations	$415	$(151)		$264

Income from Continuing Operations per Common Share:
Basic	$3.29			$2.09
Diluted	$3.19			$2.08

Weighted Average Shares Outstanding (thousands):
Basic	126,313	-		126,313
Diluted	136,919	(9,839)	(c)	127,080

The accompanying notes are an integral part of these financial statements

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003
(Unaudited)

		Business
(Millions of dollars, except per share amounts)	As Reported	Disposition (a)		Pro Forma

Revenues	$4,080	$(791)		$3,289

Costs and Expenses
Costs and operating expenses	1,563	(147)		1,416
Selling, general and administrative expenses	365	(15)		350
Shipping and handling expenses	139	(43)		96
Depreciation and depletion	742	(210)		532
Accretion expense	25	(10)		15
Asset impairments	14	-		14
Gain associated with assets held for sale	(45)	15		(30)
Exploration, including dry holes and amortization
of undeveloped leases	354	(27)		327
Taxes, other than income taxes	96	(2)		94
Provision for environmental remediation and restoration,
net of reimbursements	60	-		60
Interest and debt expense	251	(1)		250
Total Costs and Expenses	3,564	(440)		3,124

	516	(351)		165
Other Income (Expense)	(57)	32		(25)

Income from Continuing Operations before Income Taxes	459	(319)		140
Benefit (Provision) for Income Taxes	(195)	210	(b)	15

Income from Continuing Operations	$264	$(109)		$155

Income from Continuing Operations per Common Share:
Basic	$2.63			$1.55
Diluted	$2.58			$1.54

Weighted Average Shares Outstanding (thousands):
Basic	100,145	-		100,145
Diluted	110,683	(9,863)	(c)	100,820

The accompanying notes are an integral part of these financial statements

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2002
(Unaudited)

		Business
(Millions of dollars, except per share amounts)	As Reported	Disposition (a)		Pro Forma

Revenues	$3,515	$(936)		$2,579

Costs and Expenses
Costs and operating expenses	1,343	(220)		1,123
Selling, general and administrative expenses	308	(9)		299
Shipping and handling expenses	124	(48)		76
Depreciation and depletion	809	(289)		520
Accretion expense	-	-		-
Asset impairments	646	(623)		23
Loss associated with assets held for sale	176	(83)		93
Exploration, including dry holes and amortization
of undeveloped leases	273	(48)		225
Taxes, other than income taxes	102	(28)		74
Provision for environmental remediation and restoration,
net of reimbursements	53	-		53
Interest and debt expense	275	(8)		267
Total Costs and Expenses	4,109	(1,356)		2,753

	(594)	420		(174)
Other Income (Expense)	(31)	46		15

Loss from Continuing Operations before Income Taxes	(625)	466		(159)
Income Tax Benefit	35	27	(b)	62

Loss from Continuing Operations	$(590)	$493		$(97)

Loss from Continuing Operations per Common Share:
Basic	$(5.89)			$(.97)
Diluted	$(5.89)			$(.97)

Weighted Average Shares Outstanding (thousands):
Basic	100,330	-		100,330
Diluted	100,330	-		100,330

The accompanying notes are an integral part of these financial statements

NOTES TO PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet is presented assuming the Stock Sale and the related repayment of debt as required by the Credit Agreement provisions occurred on September 30, 2005. The accompanying unaudited pro forma condensed consolidated statements of operations are presented assuming the Divestitures occurred on January 1, 2002.

2.	Pro Forma Condensed Consolidated Balance Sheet

(a)	Unless indicated otherwise, the adjustments are to eliminate assets, liabilities and accumulated other comprehensive loss of the disposed business.

(b)
The adjustment to cash and cash equivalents reflects the estimated net cash proceeds of approximately $3 billion, less cash and cash equivalents of the disposed business of $447 million acquired by the purchaser. The estimated net cash proceeds from the Stock Sale are determined as follows (in millions):

Cash proceeds	$3,297
Less: Estimated transaction costs	(51)
Proceeds net of estimated transaction costs	3,246
Estimated income taxes	(254)
Estimated net cash proceeds	$2,992

The accompanying pro forma condensed consolidated balance sheet assumes that all estimated transaction costs and income taxes are paid concurrent with the Stock Sale. Of the total estimated income tax liability of $254 million, $57 million is included in deferred income tax liabilities in the company’s historical condensed consolidated balance sheet as of September 30, 2005. This amount represents a liability for U.S. income taxes not sheltered by foreign tax credits that was established in the third quarter of 2005 when it became probable that certain U.K. earnings would be repatriated to the U.S. in connection with the Stock Sale.

(c)
This adjustment reflects the reversal of capital in excess of par of $5 million, deferred compensation cost of $2 million and deferred tax assets of $1 million associated with unvested shares of restricted stock held by the employees of the disposed business, which are forfeited upon completion of the Stock Sale.

(d)	The pro forma adjustment to retained earnings of $1.8 billion reflects the company's estimated after-tax gain on the Stock Sale. The adjustment represents the effects of the following (in millions):

Proceeds net of estimated transaction costs	$3,246
Net assets of the North Sea business	(1,107)
Realization of accumulated other comprehensive loss	(171)
Forfeiture of restricted stock held by employees	2
Estimated gain on sale	1,970
Income tax expense (1)	(197)
Estimated after-tax gain on sale	$1,773

(1)
Represented total estimated income taxes associated with the Stock Sale of $254 million less $57 million reflected in the historical financial statements as of and for the interim periods ended September 30, 2005, as described in Note 2(b) above.

(e)
As required by the provisions of the Credit Agreement, the company repaid debt in the amount of the estimated net proceeds from the Stock Sale. These pro forma adjustments reflect the use of the estimated net after-tax proceeds of $2.6 billion to pay down term loans under the Credit Agreement, as well as the associated write-off of unamortized debt costs of $23 million, or $15 million on an after-tax basis at the company's statutory tax rate of 35%.

3.	Pro Forma Condensed Consolidated Statements of Operations

(a)	Unless indicated otherwise, the adjustments reflect elimination of revenues and expenses of the disposed business from the company's results from continuing operations.

(b)
The 2003 income tax provision associated with the North Sea oil and gas business includes a U.S. deferred income tax provision of $59 million. The provision was recorded upon determining that certain U.K. earnings were expected to be remitted to the U.S.  The 2002 income tax provision associated with the North Sea oil and gas business includes a provision of $132 million for the increase in income tax rates in the United Kingdom, $45 million net reversal of a deferred petroleum revenue tax asset associated with U.K. properties held for sale in 2002 and a provision of $29 million for U.K. petroleum revenue tax.

(c)	The adjustments to diluted weighted average number of shares outstanding for the years ended December 31, 2004 and 2003 reflect the following:

▪
The elimination of the dilutive effect of stock options and restricted stock held by the employees of the disposed business. Unvested stock-based awards held by such employees are forfeited upon completion of the Stock Sale.

▪
The exclusion of 9.8 million shares potentially issuable upon conversion of the company's 5.25% Convertible Subordinated Debentures because they were anti-dilutive based on pro forma results from continuing operations.

4.	Nonrecurring Gains (Losses)

The accompanying pro forma condensed consolidated statements of operations do not reflect the pro forma gain on the Stock Sale of $2 billion (or $1.8 billion on an after-tax basis), a $306 million gain ($310 million including tax effects) on the Asset Sales reflected in our historical financial statements as of and for the nine months ended September 30, 2005 and a loss on early repayment of debt of $23 million (or $15 million on an after-tax basis) which would result upon the assumed repayment of debt under the Credit Agreement.